EXHIBIT 99.1.3

FST-CV-12-5013927-S

SUPERIOR COURT JUDICAL DISTRICT OF STAMFORD / NORWALK AT STAMFORD

CHARLES HENRY III, AHMED AMMAR, JOHN	)	SUPERIOR COURT
P. VAILE AS TRUSTEE OF JOHN P VAILE	)
LIVING TRUST, JOHN PAUL OTIENO,	)	JUDICAL DISTRICT OF
SOSVENTURES LLC, BRADFORD HIGGINS,	)
WILLIAM MAHONEY, ROBERT J. CONRADS,	)
EDWARD M. CONRADS, WILLIAM F.	)	STAMFORD / NORWALK
PETTINATI, JR., INDIVIDUALLY AND	)
DERIVATIVELY ON BEHALF OF GIDDINGS	)	AT STAMFORD
OIL & GAS LP, HUNTON OIL PARTNERS LP and	)
ASYM ENERGY FUND III LP	)
)
v.	)
)
GREGORY IMBRUCE, GIDDINGS	)
INVESTMENTS LLC, GIDDINGS GENPAR LLC,	)
HUNTON OIL GENPAR LLC, ASYM CAPITAL III LLC,	)
STARBOARD RESOURCES LLC, GLENROSE	)
HOLDINGS LLC, and ASYM ENERGY	)
INVESTMENTS LLC	)	August 9, 2012

STIPULATION AND ORDER

The Plaintiffs in the above matter and the Defendant, STARBOARD RESOURCES LLC, respectfully stipulate to judgment and agree, by and through their undersigned counsel, as follows:

1.           A preliminary injunction shall enter enjoining the Defendant, Starboard Resources LLC, n/k/a Starboard, Inc., from the issuance and delivery of any shares or share certificates to Defendant, Giddings Investments LLC. This Stipulation and Order does not prevent Starboard from filing and pursuing an interpleader action.

2.A preliminary injunction shall enter enjoining the Defendant, Starboard Resources LLC, from the delivery of any shares or share certificates to Defendant, Gregory Imbruce and/or any of his affiliates, including the following Defendants, General Partners: GIDDINGS GENPAR LLC, HUNTON OIL GENPAR LLC, and ASYM CAPITAL III LLC,

IT IS SO STIPULATED.

Dated: August __ 2012 THE PLAINTIFF

BY:_________________________________________________	BY: _________________________________________________
Jonathan Whitcomb DISERIO MARTIN O’CONNOR & CASTIGLIONI, LLP One Atlantic Street Stamford, CT 06901 Telephone: (203) 358-0800 Facsimile: (203) 348-2321	SAMUEL I. REICH WILSON ELSER MOSKOWITZ EDELMAN & DICKER LLP 1010 Washington Blvd. Stamford, CT 06901 Telephone: (203) 388-9100 Facsimile: (203) 388-9100

*     *     *

ORDER
IT IS SO ORDERED.

DATED:_________________________________________________	_________________________________________________
JUDGE/ASSISTANT CLERK